Exhibit 10.5

                           LEASE AMENDMENT NUMBER TWO

This Lease Amendment Number Two ("Amendment") dated as of the 8th day of February, 2001 is entered into by and between Miller & Paine, a Nebraska corporation ("Landlord"), and Union Bank and Trust Company, a state banking corporation ("Tenant").

                                   WITNESSETH:

        Whereas Landlord and Tenant entered into that certain Office Building Lease dated as of June 21, 1996, and amended June 11, 1997 (the "Lease"), and

        Whereas Tenant has exercised its Option to Lease Children's Museum Area as an addition to its Premises Area as provided in Section 1.17. of the Lease, and

        Whereas Landlord and Tenant desire to agree to an extension of the Termination Date of the Lease in order to have a common Termination Date for the original space and the additional space, and

        Whereas Landlord and Tenant desire to add additional years to the Lease Term in consideration of Landlord providing a Tenant improvement allowance, and

        Whereas Landlord and Tenant desire to modify the Lease to allow Tenant to sub-lease part of the additional space, and

        Whereas Landlord and Tenant desire to agree to certain terms that allow the additional space to be charged Monthly Rental at a rate different from that of the original space, and

        Whereas Landlord and Tenant desire to agree to certain terms that provide for Landlord to construct both Landlord improvements and Tenant improvements in the additional space and to define responsibilities for planning, review, construction and payment, and

        Whereas Landlord and Tenant desire to establish separate Monthly Rental terms for storage space and office space within the additional space, and

        Whereas Landlord and Tenant desire to modify certain other provisions of the Lease consistent with the modified space and rental terms,

        Now Therefore, in consideration of the foregoing and other good and valuable consideration and the premises contained herein, the parties hereto agree as follows:

     1. Premises Area. The parties agree that Section 1.7. of the Lease shall add to the existing 4075 square feet of space, the additional office space of 10,363


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          square feet and additional storage space of 2,626 square feet. The total of office space shall be 14,438 square feet.

     2. Initial Rental Per Square Foot The parties agree that Section 1.8. shall be amended to add that the initial annual gross lease rate for the additional storage space shall be $3.00 per square foot. Further,
          Section 1.8. shall be amended to add that the initial annual gross lease rate for the additional office space shall be $8.50 per square foot.

     3. Suite Number. The parties hereto agree that Section 1.10 shall be amended to add that the additional space provided by this Lease Amendment shall have the additional Suite Number of 103.

     4. Lease Term. The parties hereto agree that Section 1.10 of the Lease shall be amended to provide that the Lease Term shall be twelve (12) years dating from the original Lease Commencement Date of July 1, 1996.

     5. Option Terms. The parties hereto agree that Section 1.11 of the Lease shall be amended to provide that the second of the two Option Terms shall be five (5) years instead of four (4) years as previously provided. Landlord was successful in purchasing property underlying part of the Premises and such purchase removed the limitations of a land lease that had previously limited the term of the second of the two Option Terms. The two Option Terms as herein reaffirmed are applicable following the extended Lease Term and new Termination Date of June 30, 2008, as provided by this Amendment.

     6. Commencement Date. The parties hereto agree to amend Section 1.13 of the Lease to add that the Commencement Date for the additional space covered by this Amendment shall be the date that Landlord delivers the additional space for occupancy and Tenant accepts such additional space under the terms of Section 3.3. Acceptance of Premises. herein.

     7. Termination Date. The parties hereto agree to amend Section 1.14 of the Lease to provide that the Termination Date for ail parts of the Premises Area and of the Lease shall be June 30, 2008, or as extended pursuant to Section 3.4. of the Lease.

     8. Initial Monthly Rental. The parties hereto agree to amend Section 1.15 to provide that the Initial Monthly Rental for the additional office space shall be the Initial Rental Per Square Foot of $8.50 times the 10,363 square feet of additional office space of the Premises Area, divided by twelve (12) months ($8.50 x 10363 = $88,085.50 divided by 12) for an amount of $7,340.46. Further, the Initial Monthly Rental for the additional storage space shall be the applicable Initial Rental Per Square Foot ($3.00) times 2626 square feet of the applicable Premises Area, divided by twelve (12) months. The Initial Monthly Rental for the additional storage space shall be $656.50, starting on the Commencement Date applicable to such space as provided in this Amendment.

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     9.   Tenants Percentage. The parties agree That Section 1.17 of the Lease shall be deleted because determining a percentage that the Premises Area is to the total Building Area is not necessary for allocation of Building expenses which was the original purpose for calculating the percentage.

     10. Final Plans. The parties hereto agree that Section 1.22 shall be amended to add that the Final Plans for the Premises added by this amendment shall be as shown on Exhibit A, as attached hereto.

     11. Possession. The parties hereto agree that Section 3.2 shall be amended to provide that Landlord shall deliver possession of the additional Premises to the Tenant upon completion of the work to remodel the space and upon Tenant accepting the addition to the Premises as provided in Section 3.3 herein, and that the date of such acceptance by Tenant shall be the Commencement Date for the additional Premises Area as provided by this Amendment.

     12. Acceptance of Premises. The parties hereto agree that Section 3.3 shall be amended to provide the following addition to the previous language, and that such addition shall be applicable to the additional Premises Area of this Amendment:
               Landlord shall construct both Landlord and Tenant improvements to the additional Premises in accordance with the Final Plans described in Section L22 herein, and according to terms of the Work Letter and Schedule 1 detailed as Exhibit 13 and attached hereto. Landlord will provide Landlord improvements, as detailed in Schedule 1 to Work Letter and attached hereto, at Landlord's sole cost, including replacing exterior windows on the 0 Street side of the additional Premises with thermal pane glass. Tenant Improvements, as detailed in Schedule 1 to Work Letter and attached hereto, shall be provided by Landlord, but the cost of such Tenant Improvements, except for Tenant Improvement Allowance as provided herein, shall be paid by Tenant upon written invoice and documentation provided by Landlord. Tenant shall timely review and approve plans and changes to plans for Tenant improvements as provided in the Work Letter so that any delay in Acceptance of Premises and Possession by Tenant shall not be due to delays caused by Tenant.

     13. Option to Extend Term. The parties hereto agree that Section 3.4. shall be amended to provide that the second option period shall be five (5) years as amended in Section 1.11. herein. Further, Section
          3.4. shall be amended to provide that the Option Terms shall include Tenant's right to extend the Lease Term of the additional office space of 10,363 square feet and the additional storage space of 2,626 square feet. The Monthly Rental for the additional

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          office space during the first and second Option Terms shall be the
          Monthly Rental for the final year of the Lease Term, as determined by the Initial Monthly Rental plus Monthly Rental Adjustment, and adjusted for the first year of the first Option Term and each succeeding year of the Option Terms, if exercised, as provided in
          Section 4.2 for the original Premises Area of the Lease. The Monthly Rental for the additional storage space shall be based upon the annual gross lease rate of $3.50 per square foot for the first year and each succeeding year of the first Option Term, if exercised, and the annual gross lease rate of $4.00 per square foot for the first year and each succeeding year of the second Option Term, if exercised.

     14. Monthly Rental Adjustment. The parties hereto agree that Section 4.2. shall be amended to add five years to the Monthly Rental amounts applicable to the original Premises Area as follows:

                   LEASE             ANNUAL GROSS           MONTHLY
                   YEAR              LEASE RATE             RENTAL
                   8 to 6/30/04        13.83                $4,696.44
                   9                   14.16                $4,808.50
                  10                   14.49                $4,920.56
                  11                   14.82                $5,032.63
                  12 to 6/30/08        15.15                $5,144.69

          The parties hereto further agree that Section 4.2 shall be amended to provide that the Initial Monthly Rental for the additional office space added to the Premises Area by this Amendment shall be adjusted beginning in Lease Year Seven (7) and each succeeding Lease Year of the Lease Term by adding thirty-three cents ($.33) to the Annual Gross Lease Rate of the previous year. Adjustments to Monthly Rental for the additional office space during the Option Terms shall be as provided for the original Premises Area in Section 4.2 of the Lease.

          The parties hereto further agree that Section 4.2 shall be amended to provide that there shall be no adjustment to the Monthly Rental for the additional storage space except as provided in the amendment to
          Section 3.4. herein.

          Monthly Rental amounts for the office space of 10,363 square feet added by this Amendment shall be as follows:

                LEASE                       ANNUAL GROSS           MONTHLY
                YEAR                        LEASE RATE             RENTAL
                Partial year to(00)6/30/01    8.50                 $7,340.46
                6     01                      8.50                 $7,340,46
                7     02                      8.83                 $7,625.44
                8     03                      9.16                 $7,910.42
                9     04                      9.49                 $8,195.41
                10    05                      9.82                 $8,480,39
                11    06                     10.15                 $8,765.37
                12 to 6/30/08                10.48                 $9,050.35
                07

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     15.  Consent Required. The parties hereto agree that Section 12.1 of the
          Lease shall be amended to provide that it is understood as a condition of Tenant leasing the additional space that Tenant will sublease a portion of the additional space to Nel Net, and Landlord does not require any further notification of such subletting and Landlord waives its review rights as provided in Section 12.1 of the Lease, and hereby consents to such subletting. Additional subletting by Tenant of part or all the additional space is agreeable to Landlord, but shall be subject to the review and consent terms and conditions of Section
          12.1 of the Lease.

     16.  Tenant Improvement Allowance. The parties hereto agree to add Section
          15.26 to the Lease that provides that Landlord will pay $30,000 toward Tenant Improvements for the additional space added to the Premises by this Amendment ("Tenant Improvement Allowance") in consideration for Tenant extending the Lease Term by two years beyond the five year term specified in the Option to Lease Children's Museum Area as provided in the first Lease Amendment of June 11, 1997, and as exercised by Tenant.

     17. No Other Changes. All of the terms and conditions of the Lease, including the amendments contained herein, shall remain in full force and effect except as may be subsequently amended by written agreement of both the parties here to.

          The parties agree that in the case of any conflict between the provisions of this Amendment Number Two and the information contained in Exhibits A, B and Schedule 1 hereto, this Agreement shall control.

          IN WITNESS WHEREOF, the parties hereto hereby execute this Lease Amendment Number Two as of the day and year first above written.


                      TENANT:
                      Union Bank and Trust Company, a state banking corporation

                      By:            /s/ Alan Fosler
                         ------------------------------------------------------

                      Printed Name:  Alan Fosler
                                    -------------------------------------------

                      Title:         Senior Vice President and Cashier
                            ---------------------------------------------------




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


                      LANDLORD
                      Miller & Paine, a Nebraska corporation

                      By:           /s/ Robert E. Campbell, II
                         -------------------------------------------------------

                      Printed Name: Robert E. Campbell, II
                                    --------------------------------------------

                      Title:        President
                             ---------------------------------------------------



STATE OF NEBRASKA       )
                        )   ss.
COUNTY OF LANCASTER     )

        The foregoing instrument was acknowledged before me this 12th day of February, 2001, by Alan Fosler, Union Bank and Trust Company, a state banking corporation, on behalf of said corporation.

                                            /s/    Vicki M. Hansen
                                            ------------------------------------
                                                   Notary Public


STATE OF NEBRASKA       )
                        )   ss.
COUNTY OF LANCASTER     )

               The foregoing instrument was acknowledged before me the 8th day of February, 2001, by Robert E. Campbell, II, President of Miller & Paine, a Nebraska corporation, on behalf of said corporation.

                                            /s/    Cynthia Done
                                            ------------------------------------
                                                   Notary Public


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


               (d) Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the Term;

               (e) Does not conform to applicable building code or is not approved by any governmental authority with jurisdiction over the Premises; or

               (f) Does not conform to materials, appearance and workmanship generally used in the Building.

        9. Schedule of Tenant Improvement Activities. Approval of the Tenant Space Plan, referred to as Final Plans in the Lease and attached as Exhibit A dated 2-12-01 , and/or any revisions thereto specifically requested by the Tenant, shall be indicated by signature upon the Tenant Space Plan by both the Tenant's Representative and the Landlord's Representative. Upon such evidence of approval by both parties, the Tenant Space Plan shall serve as the basis for preparation or construction documents for the proposed improvements and the area set forth on the Tenant Space Plan shall constitute the minimum area to be incorporated in the Lease.

               Landlord shall provide Tenant copies of plans, working drawings and change orders for Landlord and Tenant Improvements. Within five days of receipt, Tenant shall provide Landlord written approval, or shall notify Tenant of concerns relating to plans, drawings or Change Orders referenced in this Work Letter.

        10. Change Orders. Either Landlord or Tenant may initiate in writing changes to the project during construction ("Change Order"). Tenant shall submit such Change orders for Tenant Improvements to Landlord for approval and to be incorporated in the schedule of work and to be submitted to Landlord's contractor if applicable. Landlord shall submit Change Orders for Tenant Improvements to Tenant for approval and to be incorporated in the schedule of work and to be submitted to Landlord's contractor if applicable.

        11. Completion and Commencement Date. Tenant's obligation for the payment of Rent pursuant to the Lease will commence on the Commencement Date, as provided in the Lease.

        12. Responsibility for Other Improvements. Tenant will be responsible for the design, function and maintenance of all additional improvements required by Tenant, but which are not listed in "Landlord and Tenant Improvements" of
Schedule 1, whether or not approved by Landlord or installed by Landlord at Tenant's request.

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


               AGREED AND ACCEPTED this 12 day of February, 2001.

                                    MILLER & PAINE


                                    By:     /s/ Robert E. Campbell, II
                                       -----------------------------------------
                                    Title: President


                                    Union Bank & Trust Company
                                    Tenant

                                    By:     /s/ Alan Fosler
                                       -----------------------------------------
                                    Title:  Senior Vice President and Cashier